UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2009 (December 8, 2009)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 8, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. (“Holdings”), the parent of Affinion Group, Inc. (the “Company”), approved the terms of the Affinion Group Holdings, Inc. 2010 Retention Award Program (the “RAP”), an equity award program intended to foster retention of key employees of Holdings and its subsidiaries. Pursuant to the RAP, Holdings will award (the “Awards”) an amount of restricted stock units (“RSUs”) equal in aggregate value of approximately $8.2 million to certain employees (the “Participants”) of the Company, including the Company’s named executive officers, Messrs. Nathaniel J. Lipman, Todd H. Siegel, Robert G. Rooney, Steven E. Upshaw and Thomas J. Rusin. The Awards under the RAP are expected to be granted on or about December 15, 2009 and will be evidenced by a written agreement between Holdings and each Participant. The Awards will be made under Holdings’ 2007 Stock Award Plan (the “2007 Plan”) and will entitle each Participant to one share of Holdings’ common stock (the “Common Stock”) for each RSU when the applicable vesting period for that RSU is met.

The number of RSUs to be awarded to each Participant will be equal to the quotient of (i) the aggregate dollar value of RSUs that will be awarded to such Participant divided by (ii) the value per share of Common Stock as of December 31, 2009 as determined in accordance with the 2007 Plan (which valuation will be reflected in the Company’s audited financial statements for the year ending December 31, 2009). The aggregate value of RSUs to be awarded to each of Messrs. Lipman, Siegel, Rooney, Upshaw and Rusin will be $900,000, $500,000, $300,000, $400,000 and $300,000, respectively.

The RSUs are scheduled to vest in four equal installments on July 1, 2010, January 1, 2011, July 1, 2011 and January 1, 2012, respectively, subject to a Participant’s continuing employment through such date. Upon termination of employment for any reason, a Participant will forfeit his entire unvested portion of RSUs. Taxes required to be withheld by Holdings in connection with vesting of the RSUs will be withheld in shares of Common Stock at the time of the vesting (generally 25% of the number of shares that vest for federal income tax purposes). To satisfy any additional tax liability upon vesting, a Participant has the option to put an amount of shares of Common Stock to Holdings in exchange for a cash payment equal to no more than 15% of the value of RSUs that vested on such vesting date. Holders of vested RSUs will be required to become a party to the Management Investor Rights Agreement, dated as of October 17, 2005, among Holdings, Affinion Holdings, LLC and certain investors and management holders.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: December 10, 2009	By:	/s/ Todd H. Siegel

Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer